EXHIBIT 99(a)(1)(C)

**ONLY COMPLETE THIS FORM IF YOU NO LONGER WANT THE COMPANY TO REPURCHASE  YOUR SHARES**

Return to: Corporate Capital Trust, Inc. 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-1407	Client Services: Toll-Free (866) 650-0650 Fax (877) 694-1116

WITHDRAWAL OF SHARE REPURCHASE REQUEST

Instructions

COMPLETE AND RETURN THIS FORM ONLY IF YOU WISH TO WITHDRAW YOUR PENDING SHARE REPURCHASE REQUEST FOR THE QUARTER ENDED SEPTEMBER 30, 2014. DO NOT COMPLETE THIS FORM IF YOU WISH TO TENDER YOUR SHARES HELD IN CORPORATE CAPITAL TRUST, INC. AS THIS FORM WILL WITHDRAW YOUR PENDING SHARE REPURCHASE REQUEST.

Tendered pursuant to the Offer to Purchase Dated October 14, 2014. To cancel your pending share repurchase, complete this Withdrawal of Share Repurchase Request and return it to the following address:

Corporate Capital Trust, Inc.

430 W. 7th Street, Ste. 219001

Kansas City, MO 64105-1407

Phone (866) 650-0650

Fax (877) 694-1116

The offer and withdrawal rights will expire at, and this Withdrawal of Share Repurchase Request must be received by the Company either by hand-delivery, mail or facsimile before, 5:00 P.M., Central Time, on November 26, 2014, unless the offer is extended.

One	Investor Information

Print registration name(s) exactly as it appears on your account.	Name of Investor/Trustee	Social Security or Tax ID Number

	Name of Co-Investor/Trustee (if applicable)	Social Security or Tax ID Number

Street Address

	City	State	Zip Code

Two	Withdrawal Request

The undersigned hereby withdraws the tender of its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated                          , 2014.

This tender was in the amount of: ☐  All Shares as of the Expiration Date, or ☐               Number of Shares.

Three	Authorized Signatures

The undersigned recognizes that upon the receipt on a timely basis of this Withdrawal of Share Repurchase Request, properly executed, the Shares previously tendered will not be purchased by the Company. You are responsible for confirming that this Withdrawal of Share Repurchase Request is received by the Company at the address above.

Sign exactly as your account is registered.	Signature of Investor/Trustee		Date

	Co-Investor/Trustee		Date

**ONLY COMPLETE THIS FORM IF YOU NO LONGER WANT THE COMPANY TO REPURCHASE  YOUR SHARES**